================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          PARKER-HANNIFIN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 [PARKER LOGO]


                           PARKER-HANNIFIN CORPORATION

           6035 PARKLAND BOULEVARD - MAYFIELD HEIGHTS, OHIO 44124-4141

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 25, 2000

         The annual meeting of shareholders of Parker-Hannifin Corporation will be held at the Corporation's headquarters at 6035 Parkland Boulevard, Mayfield Heights, Ohio 44124, on Wednesday, October 25, 2000, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

         1. Electing four Directors in the class whose three-year term of office will expire in 2003;

         2. Appointing PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending June 30, 2001; and

         3. Transacting such other business as may properly come before the meeting.


         Shareholders of record at the close of business on August 31, 2000 are entitled to vote at the meeting. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card.

                                    By Order of the Board of Directors

                                          /s/ Thomas A. Piraino, Jr.
                                           Thomas A. Piraino, Jr.
                                                Secretary


September 25, 2000

                           PARKER-HANNIFIN CORPORATION

           6035 PARKLAND BOULEVARD - MAYFIELD HEIGHTS, OHIO 44124-4141

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders scheduled to be held on October 25, 2000, and at all adjournments thereof. Only shareholders of record at the close of business on August 31, 2000 will be entitled to vote. On that date, 116,337,804 Common Shares were outstanding and entitled to vote at the meeting, each share being entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on September 25, 2000.

         Shareholders of the Corporation have cumulative voting rights in the election of Directors, if any shareholder gives notice in writing to the President or a Vice President or the Secretary of the Corporation not less than 48 hours before the time fixed for holding the meeting that cumulative voting at such election is desired and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit. In the event that voting at the election is cumulative, the persons named in the proxy will vote Common Shares represented by valid Board of Directors' proxies on a cumulative basis for the election of the nominees named below, allocating the votes of such Common Shares in accordance with their judgment.

                              ELECTION OF DIRECTORS

         The Directors of the class elected at each annual election hold office for terms of three years. The Board of Directors of the Corporation presently consists of 12 members divided into three classes. Each class consists of four members. In October 1999, Patrick S. Parker, formerly a member of the class whose term expires in 2001, retired from the Board of Directors and was named Chairman Emeritus, an advisory position. As permitted under the Corporation's Code of Regulations, Donald E. Washkewicz was elected to the Board of Directors in February 2000 to a term expiring in 2001 to fill the vacancy on the Board of Directors.

         Shareholder approval is sought to elect Duane E. Collins, Klaus-Peter Mueller, Giulio Mazzalupi and Allan L. Rayfield, Directors whose terms of office expire in 2000, to the class whose term will expire in 2003. A plurality of the Common Shares voted in person or by proxy is required to elect a Director.

         Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. However, the Board of Directors has no reason to believe that this contingency will occur.

          NOMINEES FOR ELECTION AS DIRECTORS FOR TERM EXPIRING IN 2003

DUANE E. COLLINS, 64, has served as a Director of the Corporation since 1992.
     Mr. Collins is the Chief Executive Officer of the Corporation and in October 1999 was named Chairman of the Board of Directors. Mr. Collins was President of the Corporation from July 1993 until February 2000. Mr. Collins is also a Director of National City Corporation, The Sherwin Williams Company and Mead Corporation.

KLAUS-PETER MUELLER, 56, has served as a Director of the Corporation since 1998.
     He is a member of the Nominating and Retirement Planning Committees. Mr. Mueller is a member of the Board of Managing Directors of Commerzbank AG (international banking institution) in Frankfurt, Germany.

GIULIO MAZZALUPI, 59, has served as a Director of the Corporation since 1999. He is a member of the Nominating and Retirement Planning Committees. Mr. Mazzalupi has been the President, Chief Executive Officer and a Director of Atlas Copco AB (industrial manufacturing) in Sweden since April 1997. He was previously President of Atlas Copco Airpower n.v. in Belgium from September 1987 to April 1997 and Senior Executive Vice President of Atlas Copco AB and Business Area Executive of Compressor Technique (a business unit of Atlas Copco AB) from April 1990 to April 1997.

ALLAN L. RAYFIELD, 65, has served as a Director of the Corporation since 1984.
     He is Chairman of the Nominating Committee and a member of the Audit and Compensation and Management Development Committees. Now retired, Mr. Rayfield previously served as President, Chief Executive Officer and Director of M/A-COM, Inc. (microwave manufacturing) from November 1993 to December 1994. Mr. Rayfield is also a Director of Acme Metal Inc. and Arch Communication Group, Inc.


                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2002

PAUL C. ELY, JR., 68, has served as a Director of the Corporation since 1984. He is Chairman of the Retirement Planning Committee and a member of the Audit and Nominating Committees. Now retired, Mr. Ely was a General Partner of Alpha Partners (venture capital seed financing) from July 1989 to May 1998. Mr. Ely is also a Director of Tektronix, Inc. and The Sabre Group.

PETER W. LIKINS, 64, has served as a Director of the Corporation since 1989. He is a member of the Audit, Compensation and Management Development and Nominating Committees. Dr. Likins is President of the University of Arizona. He was previously the President of Lehigh University from July 1982 to October 1997. Dr. Likins is also a Director of Consolidated Edison, Inc. and Consolidated Edison Co. of New York Inc.

WOLFGANG R. SCHMITT, 56, has served as a Director of the Corporation since 1992.
     He is a member of the Audit, Compensation and Management Development and Nominating Committees. Mr. Schmitt is the Chief Executive Officer of Trends 2 Innovation (strategic growth consultants). He retired as the Chairman of the Board and Chief Executive Officer of Rubbermaid Incorporated (manufacturer of rubber and plastic products) in April 1999. Mr. Schmitt is also a Director of Kimberly-Clark Corporation.

DEBRA L. STARNES, 47, has served as a Director of the Corporation since 1997.
     She is a member of the Compensation and Management Development, Nominating and Retirement Planning Committees. Ms. Starnes is the Senior Vice President, Organizational and Process Change, of Lyondell Chemical Company (petrochemical production). She was the Senior Vice President, Intermediate Chemicals, of Lyondell from July 1998 to April 2000; the Senior Vice President, Polymers-Equistar Chemical (a joint venture majority owned by Lyondell) from December 1997 to July 1998; and Senior Vice President, Polymers, at Lyondell from May 1995 to December 1997.

                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2001

JOHN G. BREEN, 66, has served as a Director of the Corporation since 1980. He is Chairman of the Compensation and Management Development Committee and a member of the Nominating and Retirement Planning Committees. Now retired, Mr. Breen was the Chairman of the Board of The Sherwin Williams Company (paints and coatings) until April 2000 and Chief Executive Officer until October 1999. Mr. Breen is also a Director of National City Corporation, Mead Corporation, Goodyear Tire and Rubber Company, The Sherwin Williams Company and The Stanley Works.

HECTOR R. ORTINO, 58, has served as a Director of the Corporation since 1997. He is Chairman of the Audit Committee and a member of the Nominating Committee. Mr. Ortino has been the President of Ferro Corporation (specialty materials) since February 1996 and has been Chief Executive Officer and Chairman of the Board of Ferro Corporation since April 1999. He was previously Chief Operating Officer of Ferro Corporation from February 1996 to April 1999 and was Executive Vice President and Chief Financial Administrative Officer of Ferro Corporation from May 1993 to February 1996.

DENNIS W. SULLIVAN, 61, has served as a Director of the Corporation since 1983.
     Mr. Sullivan is Executive Vice President of the Corporation. Mr. Sullivan is also a Director of Ferro Corporation and KeyCorp.

DONALD E. WASHKEWICZ, 50, was elected to the Board of Directors in February
     2000. Mr. Washkewicz is the President and Chief Operating Officer of the Corporation. He was previously a Vice President of the Corporation and President of the Hydraulics Group of the Corporation from October 1997 to February 2000 and Vice President-Operations of the Fluid Connectors Group of the Corporation from October 1994 to October 1997.

         No Director of the Corporation is related to any other Director. During the fiscal year ended June 30, 2000, there were ten meetings of the Corporation's Board of Directors. Each Director attended at least 75% of the meetings held by the Board of Directors and the Committees of the Board on which he or she served, except for Dr. Likins and Messrs. Mazzalupi and Mueller.

         THE AUDIT COMMITTEE, which met twice during the fiscal year ended June 30, 2000, is responsible for reviewing with the Corporation's financial management and its independent certified public accountants the proposed auditing program (including both the independent and the internal audits) for each fiscal year, the results of the audits and the adequacy of the Corporation's internal control structure. This Committee recommends to the Board of Directors the appointment of the independent certified public accountants for the fiscal year.

         THE RETIREMENT PLANNING COMMITTEE, which met once during the fiscal year ended June 30, 2000, is responsible for reviewing with the Corporation's management the funding and investment policies for defined benefit plans and defined contribution plans sponsored by the Corporation.

         THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE, which met three times during the fiscal year ended June 30, 2000, is responsible for annually reviewing and fixing the salaries and other compensation of the officers of the Corporation, deciding upon the grant of stock options to the officers and other employees of the Corporation and reviewing corporate policies and programs for succession management and the development of management personnel.

         THE NOMINATING COMMITTEE, which did not meet during the fiscal year ended June 30, 2000, is responsible for evaluating and recommending to the Board qualified nominees for election as Directors of the Corporation and considering other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors of the Corporation, provided that such recommendations are accompanied by information sufficient to enable the Committee to evaluate the qualifications of the nominee. Nominations should be sent to the attention of the Secretary of the Corporation.

         COMPENSATION OF DIRECTORS. The Corporation compensates Directors, other than officers who are Directors, for their services. The annual retainer for such Directors is $30,000. The fee for attending each Board and Committee meeting is $1,500 for all such Directors other than Committee Chairmen, whose fee is $2,000 for chairing committee meetings. Patrick S. Parker, who was Chairman of the Board of Directors until October 1999, received an annual retainer of $135,000, plus meeting fees, club memberships and the use of a leased automobile. Directors may elect to defer all or a portion of their fees under the Corporation's Deferred Compensation Plan for Directors or to elect to receive all or a portion of their fees in Common Shares of the Corporation pursuant to the Corporation's Non-Employee Directors' Stock Plan.

         Each Director who is not a current employee of the Corporation ("Non-Employee Director") was granted 850 stock options under the Non-Employee Directors Stock Option Plan in August 1999 at an option price equal to the then current fair market value of the Corporation's Common Shares. Such options have a ten-year term and vest 50% following one year of continued service as a Director and the remaining 50% following the second year of continued service as a Director. In August 2000, each Non-Employee Director was granted an additional 1,100 stock options upon identical terms.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The following Directors serve as members of the Corporation's Compensation and Management Development Committee: Messrs. Breen, Likins, Rayfield and Schmitt and Ms. Starnes. Mr. Collins, the Chairman and Chief Executive Officer of the Corporation, serves on the Compensation Committee of The Sherwin Williams Company. Mr. Breen was the Chairman of The Sherwin Williams Company until April 2000 and Chief Executive Officer until October 1999.

                     COMPENSATION AND MANAGEMENT DEVELOPMENT
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Management Development Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation.

         The Committee, which consists entirely of five outside non-employee Directors, has overall responsibility to:

          - review the performance and long-term management potential of the executive officers of the Corporation; and

          - review and fix the salaries and other compensation of the executive officers of the Corporation.

         Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors in conjunction with its approval and review of the Corporation's strategies and operating plans, thereby assuring that the Corporation's system of executive compensation is reasonable and appropriate, meets its stated purpose and effectively serves the interests of the shareholders and the Corporation.

         The Corporation's executive compensation programs are designed to attract and retain key executives critical to the long-term success of the Corporation by remaining competitive with other multinational diversified manufacturing companies of similar size. Comparative compensation information is used by the Committee to establish competitive salary grade ranges at the market median for base pay, annual bonus and long-term compensation. The group of companies used for compensation comparison purposes is not the same as the S&P Manufacturing (Diversified Industrials) Index, which is the peer group of companies included in the performance graph on page 11. Comparative compensation information is obtained by the Committee from independent surveys of numerous diversified manufacturers, which the Committee believes is important in order to establish competitive compensation ranges at the appropriate levels. On the other hand, the S&P Manufacturing (Diversified Industrials) Index utilized in the performance graph contains data only with respect to a limited number of companies that are in businesses similar to the Corporation, which data is theoretically reflective of the stock performance of all diversified manufacturers as a whole.

         The Corporation's executive compensation programs also are intended to reward executives commensurate with performance and attainment of pre-determined financial objectives. Accordingly, compensation of executive officers is directly and materially linked to both operating and stock price performance, thus aligning the financial interests of the Corporation's executives with those of its shareholders.

         Compensation for the Corporation's executives consists of three primary elements:

          1. A BASE SALARY within a competitively established range. The specific base salary within the range is determined by length of service and individual contributions and performance as measured against pre-established goals and objectives. Goals and objectives for each executive vary in accordance with each executive's responsibilities and are established by each executive's supervisor.

          2. An ANNUAL CASH INCENTIVE BONUS that is comprised of two components:

               a. An amount that is determined by the Corporation's pre-tax return on average assets as compared to the Corporation's annual plan established at the beginning of the fiscal year (the "Target Incentive Bonus"); and

               b. An amount that is determined based on the return on division net assets for the divisions in each executive's individual operating unit (or the average return for all divisions for corporate staff executive officers) (the "RONA Bonus").

               The target amounts of the annual cash incentive bonuses are established in such a manner that base salary plus the target bonuses will be within the competitively determined total annual compensation range mentioned above. Target annual cash incentive bonuses represent approximately 30-45% of total targeted annual compensation for the executive officers with operational profit and loss responsibility (including the Chief Executive Officer) and 25-35% of total targeted annual compensation for the other executive officers.

               The Chief Executive Officer, with the approval of the Committee, also has the authority to establish additional annual incentive programs for operating executives. In fiscal year 2000, under a Volume Incentive Plan, operating group presidents had the opportunity to earn an additional bonus of 1% of base salary for each 1% of sales by which their group exceeded their previous year's sales by between 7.5% and 12.5%, and an additional bonus of 2% of base salary for each 1% of sales by which their group exceeded their previous year's sales by more than 12.5%; subject, however, to an overall maximum of 15% of the participant's base salary. Acquisitions may only account for up to 5% of the increase in sales. Also, sales growth above 12.5% resulted in additional payments under the

               Plan only if the group exceeded corporate goals with respect to its return on sales and its assets/sales ratio. For fiscal year 2001, the Chief Executive Officer, with the approval of the Committee, amended the Volume Incentive Plan to raise the threshold for the increase in previous year's sales from 7.5% and 12.5% to 10% and 15%, respectively.

          3. LONG-TERM INCENTIVE COMPENSATION that is comprised of two components:

               a. A long-term incentive plan ("LTIP") award that is based upon the Corporation's actual average return on equity for a three fiscal year period, payable in either restricted stock or as an account entry under the Corporation's Executive Deferral Plan ("EDP") in an amount equal to the value of such restricted stock. The amount of the LTIP award in shares is calculated by dividing a target LTIP dollar value (adjusted for risk of forfeiture) by the market price of the Corporation's Common Shares at the beginning of the three-year performance period. The target LTIP value is established by the Committee at the market median of comparative LTIP compensation.

               b. A stock option grant determined by utilizing the Black-Scholes valuation model to convert a target stock option dollar value (adjusted for risk of non-vesting) into the number of stock options to be granted. The target stock option value is established by the Committee at the market median of comparative stock option compensation. Stock options are granted with an exercise price equal to the fair market value of the Corporation's Common Shares on the day of grant, and grants historically had a ten-year term with one year vesting. Beginning in August 1999, grants have a ten-year term and vest 50% following one year of continued service and the remaining 50% following the second year of continued service from the date granted. In July 1998, the Committee approved a Stock Option Deferral Plan which permits executives to defer the recognition of gain upon the exercise of stock options under the Plan.

         Incentive compensation for the Corporation's executives is significantly "at risk", based upon the financial performance of the Corporation. Indeed, more than one-half of each executive's targeted total compensation (including base salary, annual bonus, LTIP payouts and stock options) may fluctuate significantly from year to year because it is directly tied to business and individual performance.

         Long-term incentive programs are designed to link the interests of the executives with those of the shareholders. LTIP awards focus on long-term return on equity and provide an incentive to increase the stock price during the three year performance period. Restricted stock awards build stock ownership and encourage a long-term focus on shareholder value, since the stock is restricted from being sold, transferred or assigned for a specified period. Stock option grants provide an incentive that aligns the executive's interests with those of the shareholders, since stock options will provide value to the executive only when the price of the Corporation's stock increases above the option grant price.

         In August 1996, the Board of Directors, at the recommendation of the Committee, adopted stock ownership guidelines that are designed to encourage the accumulation and retention of the Corporation's Common Shares by its Directors, executive officers and other key executives. These guidelines, stated as a multiple of executives' base salaries and of Directors' annual retainer, are as follows: Chief Executive Officer and President: three times; Vice Presidents: two times; other executive officers and group presidents: one time; and non-officer Directors: four times. The recommended time period for reaching the above guidelines is five years. The Chief Executive Officer reviews compliance with this policy with the Committee on an annual basis.

         The Corporation's executive compensation philosophy is specifically evident in the compensation paid during the most recent fiscal year to the Corporation's Chairman and Chief Executive Officer, Duane E. Collins. Mr. Collins' increase in base salary from fiscal 1999 to fiscal 2000 of 5.08% is reflective of his performance rating for fiscal 1999 and the Corporation's accomplishments toward its financial and operational goals. In addition, based on the Corporation's fiscal 2000 operating plan, Mr. Collins was entitled to receive 100% of his Target Incentive Bonus of $350,000 if the Corporation's actual pre-tax return on average assets, adjusted primarily for acquisitions and currency transactions, was 13.7%. A minimum payout of 15% of the Target Incentive Bonus was established at a 3.4% pre-tax return on average assets and a maximum payout of 150% of the Target Incentive Bonus was established at a 16.7% pre-tax return on average assets. During the fiscal year ended June 30, 2000, the Corporation's adjusted pre-tax return on average assets was 14.3% and each executive officer, including Mr. Collins, received an amount equal to 111.1% of his Target Incentive Bonus, which is included in the "Bonus" column of the Summary Compensation Table on page 7.

         Mr. Collins' RONA Bonus was targeted at $418,968 based upon an approximate 28.35% average return on division net assets. The average return on division net assets was 31.49%, resulting in a RONA Bonus payment to Mr. Collins of $465,336, which is included in the "Bonus" column of the Summary Compensation Table on page 7. The other executive officers also received RONA Bonuses based upon the return on division net assets by their respective operating units (or the average return for all divisions for corporate staff executive officers).

         Based on the Corporation's average return on equity of 18.34% for the three fiscal years ended June 30, 2000, Mr. Collins and the other executive officers received a payment under the 1998-99-00 LTIP in the form of either restricted shares or contributions to their EDP accounts in an amount equal to the value of the restricted shares earned, as reported in the "LTIP Payouts" column of the Summary Compensation Table on page 7. Such payment represents 172.61% of the target payment that would have been achieved had the Corporation merely achieved its return on equity goal of 14% during such period.

         During fiscal year 2000, Mr. Collins and the other executive officers also received a long-term incentive award as described in the LTIP Table on page 9 and a stock option grant as reported in the Option Grants Table on page 8.

         The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Corporation's Chief Executive Officer and four other highest paid executive officers. The Committee has taken the necessary actions to ensure the deductibility of compensation paid by the Corporation to such individuals.

             /S/ John G. Breen                    /S/ Peter Likins
                 John G. Breen, Chairman              Dr. Peter W. Likins

            /S/ Allan L. Rayfield                 /S/ Wolfgang R. Schmitt
                Allan L. Rayfield                     Wolfgang R. Schmitt

                              /S/ Debra L. Starnes
                                  Debra L. Starnes

                             EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Corporation for each of the last three fiscal years to its Chief Executive Officer and each of the other four most highly compensated executive officers:


                           SUMMARY COMPENSATION TABLE


                                                  ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                      ------------------------------------------   -------------------------------
                                                                                         AWARDS        PAYOUTS
                                                                                   -------------------------------
                                                                                        SECURITIES
                                                                    OTHER ANNUAL        UNDERLYING                     ALL OTHER
                                   FISCAL                           COMPENSATION         OPTIONS         LTIP        COMPENSATION
 NAME AND PRINCIPAL POSITION        YEAR       SALARY ($)  BONUS ($)    ($)                (#)      PAYOUTS ($) (a)       ($)
------------------------------------------------------------------------------------------------------------------------------------
 Duane E. Collins,                  2000       1,035,000    854,186    16,763            126,809          925,812       493,127 (b)
   Chief Executive Officer and      1999         984,996    702,714    20,663             84,070        1,907,821       437,108
   Chairman of the Board            1998         913,000    800,808    83,677             55,740        1,532,701        12,831

 Dennis W. Sullivan,                2000         656,256    415,715    14,534             29,590          443,400        93,454 (c)
   Executive Vice President         1999         624,996    351,599    15,900             31,220          842,807       115,938
                                    1998         590,000    397,153    11,080             26,700          711,222        13,818

Lawrence M. Zeno,                   2000         420,000    286,054     4,069             21,560          359,145        70,952 (c)
   Vice President                   1999         399,996    240,179     9,132             32,174          481,976        63,808
                                    1998         350,000    245,735     8,436             17,610          429,631        12,256

 Michael J. Hiemstra,               2000         412,923    261,578     4,674             16,390          258,930       140,399 (d)
   Vice President - Finance         1999         425,004    216,661     5,040             18,300          481,976        55,559
   and Administration and Chief     1998         400,000    236,565     3,985             12,735          429,631        13,618
   Financial Officer

Stephen L. Hayes,                   2000         388,284    252,592    20,507             16,390          258,930        71,302 (c)
   Vice President, and President,   1999         369,792    254,578    13,206             18,300          481,976        61,006
   Parker Aerospace Group           1998         345,600    274,674    31,385             12,735          429,631        13,116



(a) Represents contributions to the executives' Executive Deferral Plan ("EDP") accounts based upon performance achieved under the 1998-99-00, 1997-98-99 and 1996-97-98 Long Term Incentive Plans ("LTIP"), respectively. The EDP contributions are subject to a three-year vesting period, with accelerated vesting in the event of the death, disability or normal retirement of the Plan participant. The number and value of the aggregate restricted stock holdings for each of the above-named executive officers owning restricted stock as of June 30, 2000 was as follows: Mr. Collins, 8,628 shares with a value of $295,509, and Mr. Sullivan, 17,044 shares with a value of $583,757.

(b) Represents: (i) $14,266 of matching contributions by the Corporation to the Parker Retirement Savings Plan ("Savings Plan") and the Parker-Hannifin Corporation Savings Restoration Plan ("Restoration Plan");
      (ii) $167,000 of compensatory split-dollar life insurance benefits under the Corporation's Executive Life Insurance Plan ("Executive Life Insurance Plan"); and (iii) $311,861 of additional compensatory split-dollar life insurance benefits under a policy purchased by the Corporation pursuant to an Executive Estate Protection Agreement entered into between Mr. Collins and the Corporation.

(c) Represents: (i) $13,865, $14,967 and $13,747 of matching contributions by the Corporation to the Savings Plan and the Restoration Plan for Messrs. Sullivan, Zeno and Hayes, respectively; and (ii) $79,589, $55,985, and $57,555 of compensatory split-dollar life insurance benefits for Messrs. Sullivan, Zeno and Hayes, respectively, under the Executive Life Insurance Plan.

(d) Represents: (i) $14,144 of matching contributions by the Corporation to the Savings Plan and the Restoration Plan; (ii) $47,538 of compensatory split-dollar life insurance benefits under the Executive Life Insurance Plan; and (iii) $78,717 of additional compensatory split-dollar life insurance benefits under a policy purchased by the the Corporation in fiscal 2000 pursuant to an Executive Estate Protection Agreement entered into between Mr. Hiemstra and the Corporation in exchange for the surrender by Mr. Hiemstra of $50,000 per year in base salary until October 2006.

  The following table summarizes stock option grants by the Corporation during the fiscal year ended June 30, 2000 to each of the executive officers identified in the Summary Compensation Table on page 7:

                          OPTION GRANTS IN FISCAL 2000

                                    INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------
                                NUMBER OF             % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                SECURITIES              OPTIONS         EXERCISE                  ASSUMED ANNUAL RATES OF STOCK
                                UNDERLYING             GRANTED TO       OR BASE               PRICE APPRECIATION FOR OPTION TERM (b)
                                  OPTIONS               EMPLOYEES        PRICE    EXPIRATION  -------------------------------------
  NAME                         GRANTED (#) (a)        IN FISCAL 2000    ($/SH)       DATE       5% ($)                   10% ($)
  ---------------------------------------------------------------------------------------------------------------------------------
  Duane E. Collins                68,400                   6.3%         $45.000     8/10/09    1,935,720                4,905,511
                                  58,409 (c)               5.4%         $37.500     8/14/06      744,948                1,690,006

  Dennis W. Sullivan              29,590                   2.7%         $45.000     8/10/09      837,397                2,122,136

  Lawrence M. Zeno                21,560                   2.0%         $45.000     8/10/09      610,148                1,546,240

  Michael J. Hiemstra             16,390                   1.5%         $45.000     8/10/09      463,837                1,175,458

  Stephen L. Hayes                16,390                   1.5%         $45.000     8/10/09      463,837                1,175,458


  (a) Options are 50% exercisable on the date following completion of one year of continuous employment after the date of grant and the remaining 50% is exercisable on the date following completion of two years of continuous employment after the date of grant with accelerated vesting in the event of a Change in Control (as defined on page 10). Restorative or "reload" option rights are attached to each option and up to two reload options will be granted upon exercise, subject to certain provisions, if the exercise price is paid using shares of the Corporation's common stock owned by the optionee.

  (b) The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation over the entire term of the option. Shareholders of the Corporation, as a group, would realize $3,167,109,826 and $8,026,105,390 at assumed annual rates of appreciation of 5% and 10%, respectively, over the ten-year life of the options. There can be no assurance that the amounts reflected in this table will be achieved. The Corporation's actual rate of stock price appreciation over the 10-year period ending June 30, 2000 was 10.08%.

  (c)  Represents reload option grant.


   The following table summarizes exercises of stock options during the fiscal year ended June 30, 2000 by each of the executive officers identified in the Summary Compensation Table on page 7 and the fiscal year-end value of unexercised options for such executive officers:

  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF
                                                                 SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS                       IN-THE-MONEY
                               SHARES         VALUE                  AT FY-END (#)                      OPTIONS AT FY-END ($)
                            ACQUIRED ON     REALIZED   ----------------------------------------------------------------------------
  NAME                      EXERCISE (#)       ($)             EXERCISABLE / UNEXERCISABLE           EXERCISABLE /  UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------------

  Duane E. Collins               129,000     5,113,406             418,810 / 126,809                       4,541,481 /  0

  Dennis W. Sullivan              56,250     2,501,499             186,420 / 29,590                        1,530,141 /  0

  Lawrence M. Zeno                67,900     2,930,313              26,884 / 21,560                                0 /  0

  Michael J. Hiemstra                   -            -              94,035 / 16,390                          765,783 /  0

  Stephen L. Hayes                      -            -              94,035 / 16,390                          765,783 /  0

 The following table summarizes awards by the Corporation during the fiscal year ended June 30, 2000 to each of the executive officers identified in the Summary Compensation Table on page 7 under the Corporation's Long Term Incentive Plan ("LTIP"):

                LONG TERM INCENTIVE PLAN - AWARDS IN FISCAL 2000

                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                             NUMBER OF    PERFORMANCE OR                    NON-STOCK PRICE-BASED PLANS
                               SHARES    OTHER PERIOD UNTIL      -------------------------------------------
 NAME                           (#)     MATURATION OR PAYOUT      THRESHOLD (#)    TARGET (#)      MAXIMUM (#)
------------------------------------------------------------------------------------------------------------
 Duane E. Collins             19,500        3 Years                   4,875          19,500          39,000
 Dennis W. Sullivan            8,440        3 Years                   2,110           8,440          16,880
 Lawrence M. Zeno              7,540        3 Years                   1,885           7,540          15,080
 Michael J. Hiemstra           5,730        3 Years                   1,433           5,730          11,460
 Stephen L. Hayes              5,730        3 Years                   1,433           5,730          11,460

         Target awards under the Corporation's LTIP during the last fiscal year were made in the form of restricted shares of the Corporation's Common Stock and entitle each executive officer to receive a pro rata share of his award based upon the Corporation's actual average return on equity (threshold of 8%; target of 14%; maximum of 20%) for the three fiscal years ending June 30, 2002. Awards are payable in August 2002. Executive officers will receive cash in lieu of restricted shares under the LTIP if they are retired at the time of payment or if they elect, prior to May 31, 2001, to defer the amount earned under the LTIP pursuant to the Corporation's Executive Deferral Plan.

                               PENSION PLAN TABLE

         The following table summarizes the estimated annual benefits payable upon retirement to the executive officers identified in the Summary Compensation Table on page 7:

                                                  YEARS OF SERVICE
                                                  -----------------
            REMUNERATION                              15 OR MORE
            ------------                          -----------------
             $ 300,000                               $ 165,000
               500,000                                 275,000
               700,000                                 385,000
               900,000                                 495,000
             1,100,000                                 605,000
             1,300,000                                 715,000
             1,500,000                                 825,000
             1,700,000                                 935,000
             1,900,000                               1,045,000
             2,100,000                               1,155,000
             2,300,000                               1,265,000

         The foregoing table sets forth the straight-life annuity payable under the Corporation's Supplemental Executive Retirement Benefits Program (the "Program") at the normal retirement age of 65. The years of service under the Program for each of the executive officers identified in the Summary Compensation Table on page 7, at their respective retirement dates, will be as follows: Mr. Collins, 40 years; Mr. Sullivan, 44 years; Mr. Zeno, 41 years; Mr. Hiemstra, 25 years; and Mr. Hayes, 34 years. The Program provides an annual benefit based upon the average of the participant's three highest years of cash compensation (Salary, RONA Bonus and Target Incentive Bonus) with the Corporation. Benefits payable under the Program are based on calendar year compensation. Since the amounts set forth in the "Salary" and "Bonus" columns in the Summary Compensation Table on page 7 are determined on a fiscal year basis and since the amounts set forth in the "Bonus" column for Mr. Hayes in fiscal 1999 and 1998 include payments received under the Volume Incentive Plan (which are not included in determining benefits under the Program), such amounts do not reflect the benefits payable under the

Program. If the benefits were to be payable to each named participant based on retirement as of June 30, 2000, the average of the three highest calendar years of cash compensation included in determining benefits under the Program for each of the named participants would be as follows: Mr. Collins, $1,689,524; Mr. Sullivan, $977,275; Mr. Zeno, $580,821; Mr. Hiemstra, $633,612; and Mr. Hayes, $572,056. Benefits are subject to reduction for payments received under the Corporation's Retirement Plan plus 50% of primary social security benefits.

         "CHANGE IN CONTROL" SEVERANCE AGREEMENTS WITH OFFICERS. The Corporation has entered into separate agreements (collectively the "Agreements") with Messrs. Collins, Sullivan, Zeno, Hiemstra and Hayes that are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Corporation. Each Agreement only becomes operative upon a "Change in Control" of the Corporation, as that term is defined in the Agreements, and the subsequent termination of the employment of the executive pursuant to the terms of the Agreement. A Change in Control of the Corporation shall be deemed to have occurred if and when: (i) subject to certain exceptions, any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board; (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such twenty-four month period were Directors of the Corporation (the "Incumbent Board") cease to constitute at least a majority of the Board of Directors of the Corporation, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such twenty-four month period was approved by a vote of at least two-thirds of the Incumbent Board; (iii) the Corporation enters into a merger, consolidation or other reorganization, or sells all its assets, unless (a) immediately following the business combination:
(1) more than 50% of the total voting power eligible to elect directors of the resulting corporation is represented by shares that were Common Shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the corporation resulting from the business combination, and (3) at least a majority of the members of the board of directors of the resulting corporation were members of the Incumbent Board at the time of the Board of Directors of the Corporation's approval of the execution of the initial agreement providing for such business combination, or
(b) the business combination is effected by means of the acquisition of Common Shares from the Corporation, and the Board of Directors of the Corporation approves a resolution providing expressly that such business combination does not constitute a "Change in Control"; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

         Each Agreement provides that, if the employment of the executive is terminated during the three years following a Change in Control of the Corporation, either by the Corporation without "Cause" (as defined in the Agreements) or by the executive for "Good Reason" (as defined in the Agreements and described below), the executive shall be entitled to receive (a) pro rata salary and bonus for the year of termination of employment; (b) severance pay equal to three times the executive's annual salary and bonus; (c) continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years; (d) to the extent not previously received, all amounts previously deferred under the Corporation's non-qualified income deferral plans together with a "make whole" amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under such deferral plans; and (e) a "gross-up" payment to offset the effect, if any, of the excise tax imposed by
Section 4999 of the Internal Revenue Code. "Good Reason" for termination of employment by the executive includes, without limitation, diminution in duties, reduction in compensation or benefits or relocation. In addition, termination of employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control shall constitute Good Reason.

         A Change in Control of the Corporation also has an effect under other executive compensation plans of the Corporation, as follows: (1) any outstanding unvested stock option held by an executive vests immediately upon a Change in Control; (2) any outstanding unvested restricted stock issued or unvested Executive Deferral Plan ("EDP") amounts credited to an executive pursuant to the Corporation's Long Term Incentive Plans ("LTIP") vests immediately in the event of a Change in Control; (3) any outstanding LTIP award to an executive will be paid in full in cash upon a Change in Control, at the target amount or on the basis of corporate financial performance to the date of the Change in Control, whichever is greater; (4) if previously elected by the executive, upon a Change in Control, all amounts previously deferred by the executive under the EDP, together with the "make whole" amount (described in subsection (d) of the preceding paragraph), will be paid to the executive; (5) upon a Change in Control, all shares the receipt of which were previously deferred by the executive under the Stock Option Deferral Plan will be issued to the executive; and (6) upon a Change in Control, each participant under the Corporation's Supplemental Executive Retirement Benefits Program (the "Program") will receive three additional years of age and service credit under the Program and will receive a lump-sum payment equal to the present value of the participant's vested benefit under the Program.

                      COMMON SHARE PRICE PERFORMANCE GRAPH

The following graph sets forth a comparison of the cumulative shareholder return on the Corporation's Common Shares with the S&P 500 Index and the S&P Manufacturing (Diversified Industrials) Index during the period June 30, 1995 through June 30, 2000, assuming the investment of $100 on June 30, 1995, and the reinvestment of dividends.


                                        S&P MANUFACTURING          PARKER-HANNIFIN
    PERIOD          S&P              (DIVERSIFIED INDUSTRIALS)      CORPORATION
    6/30/95        $100                      $100                     $100
    6/30/96         126                       128                      119
    6/30/97         170                       189                      174
    6/30/98         221                       204                      166
    6/30/99         271                       271                      203
    6/30/00         291                       244                      154


             APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee and the Board of Directors recommend the appointment of PricewaterhouseCoopers LLP ("PwC") as independent certified public accountants to examine the financial statements of the Corporation as of and for the fiscal year ending June 30, 2001. PwC and its predecessor Coopers & Lybrand L.L.P. have conducted the annual audit of the Corporation's accounts since its organization in 1938. A representative of PwC is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and to respond to appropriate questions. Ratification of the appointment of PwC as independent certified public accountants requires the affirmative vote of the holders of at least a majority of the votes present or represented and entitled to vote on the proposal at the Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

                    PRINCIPAL SHAREHOLDERS OF THE CORPORATION

         The following table sets forth, as of August 31, 2000, the name and address of each person believed to be a beneficial owner of more than 5% of the Common Shares of the Corporation, the number of shares and the percentage so owned, as well as the beneficial ownership of Common Shares of the Corporation by the Directors, the executive officers of the Corporation named in the Summary Compensation Table on page 7, and all Directors and executive officers as a group:

                                               Amount and Nature         Percentage
    Name of                                           of                      of
Beneficial Owner                           Beneficial Ownership(a)          Class(b)
----------------                           -----------------------          --------
FMR Corp.                                          8,492,645(c)               7.6%
82 Devonshire Street
Boston, MA 02109


J. G. Breen                                           17,375(d)
P. C. Ely                                              9,853(e)
P. W. Likins                                          10,740(e)
G. Mazzalupi                                           1,425(f)
K. P. Mueller                                          1,892(f)
H. R. Ortino                                           6,379(g)
A. L. Rayfield                                         6,707(e)
W. R. Schmitt                                          9,630(e)
D. L. Starnes                                          3,930(d)

D. E. Collins                                        586,274(h)
D. E. Washkewicz                                      61,244(h)
D. W. Sullivan                                       312,585(h)
L. M. Zeno                                            68,761(h)
M. J. Hiemstra                                       149,377(h)
S. L. Hayes                                          117,494(h)

All Directors and executive                        1,914,908(h)               1.6%
  officers as a group
(28 persons)


(a) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(b) No Director or executive officer beneficially owned more than 1% of the Corporation's Common Stock as of August 31, 2000.

(c) FMR Corp. has reported on behalf of itself, Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited that, as of August 31, 2000, it had sole voting power over 7,795,948 Common Shares and sole investment power over 8,492,645 Common Shares.

(d) These amounts include 2,175 Common Shares subject to options exercisable on or prior to October 30, 2000 granted under the Corporation's Non-Employee Directors Stock Option Plan. Such Common Shares are deemed to be outstanding only for the purpose of computing the percentage of Common Shares owned by each of the individuals and the officers and Directors as a group.

(e) These amounts include 3,675 Common Shares subject to options exercisable on or prior to October 30, 2000 granted under the Corporation's Non-Employee Directors Stock Option Plan. Such Common Shares are deemed to be outstanding only for the purpose of computing the percentage of Common Shares owned by each of the individuals and the officers and Directors as a group.

(f) These amounts include 425 Common Shares subject to options exercisable on or prior to October 30, 2000 granted under the Corporation's Non-Employee Directors Stock Option Plan. Such Common Shares are deemed to be outstanding only for the purpose of computing the percentage of Common Shares owned by each of the individuals and the officers and Directors as a group.

(g) This amount includes 2,925 Common Shares subject to options exercisable on or prior to October 30, 2000 granted under the Corporation's Non-Employee Directors Stock Option Plan. Such Common Shares are deemed to be outstanding only for the purpose of computing the percentage of Common Shares owned by the individual and the officers and Directors as a group.

(h)  These amounts include 453,010; 41,035; 201,215; 37,664; 102,230; 102,230 and 1,339,721 Common Shares subject to options exercisable on or prior to October 30, 2000 granted under the Corporation's stock option plans held by Messrs. Collins, Washkewicz, Sullivan, Zeno, Hiemstra and Hayes and all Directors and executive officers as a group, respectively. Such Common Shares are deemed to be outstanding only for the purpose of computing the percentage of shares owned by each of the individuals and the officers and Directors as a group. These amounts also include 22,739; 10,334; 60; 2,625; 4,233; 6,555 and 117,837 Common Shares as to which Messrs. Collins, Washkewicz, Sullivan, Zeno, Hiemstra and Hayes and all Directors and executive officers as a group, respectively, hold voting power pursuant to the Corporation's Retirement Savings Plan as of June 30, 2000.


                             SHAREHOLDERS' PROPOSALS

         The Corporation must receive by May 28, 2001 any proposal of a shareholder intended to be presented at the 2001 Annual Meeting of Shareholders of the Corporation (the "2001 Meeting") and to be included in the Corporation's proxy, notice of meeting and proxy statement related to the 2001 Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the "Exchange Act"). Such proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act ("Non-Rule 14a-8 Proposals") in connection with the 2001 Meeting must be received by the Corporation by August 11, 2001 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation's proxy related to the 2001 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after August 11, 2001. The Corporation's proxy related to the 2000 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after August 13, 2000.

                                     GENERAL

         The Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

         The Corporation will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and other employees of the Corporation may solicit the return of proxies. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of Common Shares. The Corporation will, upon request, reimburse them for their expenses in so doing. The Corporation has retained Georgeson Shareholder Communications Inc., 88 Pine Street, Wall Street Plaza, 30th Floor, New York, New York, to assist in the solicitation of proxies at an anticipated cost of $14,000, plus disbursements.

         You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common Shares represented by properly executed proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted in favor of the election of the four nominees for Directors in the class whose three-year term of office will expire in 2003; and in favor of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending June 30, 2001. Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy at any time prior to the close of voting at the Annual Meeting by internet or telephone or by giving notice to the Corporation in writing or in open meeting, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

         The Annual Report of the Corporation, including financial statements for the fiscal year ended June 30, 2000, is being mailed to shareholders with this Proxy Statement.

                                           By Order of the Board of Directors

                                           /s/ THOMAS A. PIRAINO, JR.
                                               Thomas A. Piraino, Jr.
                                                     Secretary

September 25, 2000

                                             VOTE BY TELEPHONE
                                             Have this proxy card available when
                                             you call the Toll-Free number
                                             1-800-250-9081 using a Touch-Tone
                                             phone. You will be prompted to
                                             enter your control number and then
                                             you can follow the simple prompts
                                             that will be presented to you to
                                             record your vote.

                                             VOTE BY INTERNET
                                             Have this proxy card available when
                                             you access the website
                                             http://www.votefast.com. You will
                                             be prompted to enter your control
                                             number and then you can follow the
                                             simple prompts that will be
                                             presented to you to record your
                                             vote.

                                             VOTE BY MAIL
                                             Please mark, sign and date this
                                             proxy card and return it in the
                                             postage paid envelope provided or
                                             return it to: Stock Transfer Dept.
                                             (PH), National City Bank, P.O. Box
                                             92301, Cleveland, OH 44197-1200.

 IF VOTING BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND THIS PROXY CARD BY MAIL.

              VOTE BY TELEPHONE                             VOTE BY INTERNET                               VOTE BY MAIL
           Call Toll-Free using a                        Access the Website and                       Return this proxy card
              Touch-Tone phone                               cast your vote                             in the postage-paid
               1-800-250-9081                            http://www.votefast.com                         envelope provided

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or internet vote must be received by 11:59 p.m. Eastern Daylight
        Time on October 24, 2000 to be counted in the final tabulation.


                     YOUR CONTROL NUMBER IS:

                   Proxy card must be signed and dated below.
            Please fold and detach card at perforation before mailing

PARKER-HANNIFIN CORPORATION                                                PROXY
--------------------------------------------------------------------------------
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing on behalf of a
                                             corporation or as a fiduciary,
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such.

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature

                                             Date:                       , 2000
                                                  -----------------------

            PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 25, 2000.

         The undersigned hereby appoints DUANE E. COLLINS, DONALD E. WASHKEWICZ and THOMAS A. PIRAINO, JR., and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 25, 2000, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

1. ELECTION OF DIRECTORS IN THE CLASS WHOSE THREE-YEAR TERM OF OFFICE WILL EXPIRE IN 2003.

     |_| FOR all nominees listed below           |_|  WITHHOLD AUTHORITY
         (except as otherwise marked below)           to vote for all nominees
                                                      listed below

         DUANE E. COLLINS, KLAUS-PETER MUELLER, GIULIO MAZZALUPI AND ALLAN L. RAYFIELD

         (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2.  APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR
    FY01.

      |_|   FOR            |_|   AGAINST             |_|   ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.